UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 27, 2007

SENTRA CONSULTING CORP.
(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-140572 (Commission File Number)	20-5297544 (IRS Employer Identification No.)

Sentra Consulting Corp.
466 Central Avenue, Suite 200
Cedarhurst, New York 11516
(Address of principal executive offices)

(516) 301-3939
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.

Background

As previously disclosed on the Current Report on Form 8-K filed by Sentra Consulting Corp. (the “Company”) on June 21, 2007, the Company entered into a non-binding Letter of Intent (the “LOI”) with Karat Platinum LLC (“Karat Platinum”) pursuant to which the Company would purchase all the outstanding membership interests of Karat Platinum. To fund the loans to be made by the Company to Karat Platinum, the Company issued Secured Promissory Notes and Series A Preferred Shares (as disclosed on the Current Reports on Form 8-K filed on each of June 28, 2007, July 2, 2007, July 12, 2007 and August 24, 2007). This Report discloses certain events as the parties proceed to consummate the transactions contemplated by the LOI.

Amendment to the LOI

The exclusivity granted to the Company pursuant to the LOI expired on October 19, 2007. Accordingly, on October 25, 2007, the LOI was amended, among other reasons, so that Karat Platinum would not directly or indirectly solicit, negotiate or accept any offers from any third party to acquire its assets or securities until the earlier of the closing of the transaction with the Company or January 31, 2008.

For all the terms and conditions of the Amendment to the Letter of Intent dated October 25, 2007, reference is hereby made to such Amendment annexed hereto as Exhibit 10.12. All statements made herein concerning the foregoing are qualified in their entirety by reference to said exhibit.

Amendment to the Karat Platinum Secured Promissory Notes

On October 23, 2007, Karat Platinum and the Company executed an Amendment to the Secured Promissory Notes with respect to the Secured Promissory Notes issued by Karat Platinum to the Company on each of June 22, 2007, June 29, 2007, July 12, 2007 and July 16, 2007. These Notes represent an aggregate principal balance owed to the Company of $960,000. The amendment extended the original maturity date of each of said Notes for ninety days, so that on December 19, 2007, December 26, 2007, January 10, 2008 and January 14, 2008, Karat Platinum will owe the Company original principal of $150,000, $450,000, $100,000 and $260,000, respectively, and accrued interest at the rate of 1.5% per month. In addition, the Company waived payment by Karat Platinum of an aggregate of $3,261.67, representing the default interest which had accrued under each of these Notes.

For all the terms and conditions of the Amendment to the Secured Promissory Notes between Karat Platinum and the Company dated October 23, 2007, reference is hereby made to such Amendment annexed hereto as Exhibit 10.13. All statements made herein concerning the foregoing are qualified in their entirety by reference to said exhibit.

Additional Loans by the Company to Karat Platinum

From June 22, 2007 through July 16, 2007, the Company lent Karat Platinum an aggregate of $960,000 pursuant to the terms and conditions provided in the Secured Promissory Notes. On August 30, 2007 and September 4, 2007, Karat Platinum issued additional Secured Promissory Notes to the Company in the original aggregate principal amount of $200,000. Each of these Notes bears interest at the rate of 9% per annum and is due and payable with accrued interest on or before 90 days of the issue date of each said Note. Each Note is secured by all the assets of Karat Platinum pursuant to the terms of the Security Agreement dated July 12, 2007, as amended on August 22, 2007.

In addition, between September 10, 2007 and October 26, 2007, Karat Platinum issued seven Secured Promissory Notes to the Company in the original principal amounts of $250,000, $100,000, $50,000, $55,000, $5,000, $50,000 and $75,000, respectively, for an aggregate of $585,000. Each of these Notes bears interest at the rate of 9% per annum and is due and payable with accrued interest on or before January 31, 2008.

As of October 26, 2007, the Company loaned Karat Platinum an aggregate of $2,195,000.

For all the terms and conditions of the Secured Promissory Notes, reference is hereby made to such form of Note annexed hereto as Exhibit 10.14. All statements made herein concerning the foregoing are qualified in their entirety by reference to said exhibit.

Section 2 - Financial Information
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Loans to the Company from its Officer and Director/Series B Convertible Preferred Stock

On October 8, 2007, the Company issued a promissory note to Bonnie Septimus, the Company’s Treasurer, Secretary and a director, in consideration for loans previously made and to be made by Ms. Septimus to the Company of up to an aggregate of $1,500,000. Pursuant to the terms and provisions of this note, the outstanding principal and accrued interest (at the rate of 12% per annum) are due and payable on November 1, 2008. The Company has the right to prepay such note at any time without premium. As of October 26, 2007, Bonnie Septimus had advanced an aggregate of $600,000 to the Company. Proceeds from the loans made by Bonnie Septimus to the Company have been used to satisfy and cancel four Secured Promissory Notes issued by the Company in the aggregate amount of $460,000 and to make additional loans to Karat Platinum (as described above).

At any time, Bonnie Septimus has the right to convert all or any portion of the outstanding principal amount and accrued interest thereon into shares of the Company’s newly created Series B Convertible Preferred Stock (the “Series B Preferred”).

Each share of Series B Preferred is convertible into the amount of shares of common stock determined by dividing the original issue price of the Series B Preferred (currently $1,000) by $0.25 per share, as adjusted. The Certificate of Designation provides for full ratchet anti-dilution provisions with respect to certain securities issuances. The holders of the Series B Preferred vote with the holders of the common stock on an as converted basis and are entitled to dividends, on an as-converted basis when, as, and if paid on the common stock, but not before the declaration and payment of any dividends payable to the holders of the Company’s outstanding Series A Convertible Preferred Stock. In the event of any liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, the holders of Series B Preferred shall have preference to any distribution of the assets of the Company to the holders of common stock of the Company, after the holders of the Series A Preferred. At any time after the two-year anniversary from the date of purchase, the Company has the right to redeem all of the issued and outstanding shares of Series B Preferred at a redemption price equal to the original issue price of said shares or convert all the issued and outstanding shares of Series B Preferred into the Company’s common stock at the then applicable conversion rate.

As a result of the issuance of the Series B Preferred to Bonnie Septimus, the conversion price for the Series A Preferred and the exercise price of the Company’s outstanding 96,000 warrants was reduced from $0.50 to $0.25 per share.

For all the terms and provisions of the Note between the Company and Bonnie Septimus and the Certificate of Designation of the Series B Preferred, reference is hereby to such Note and the Certificate of Designation which are annexed hereto as Exhibits 10.15 and 4.4, respectively. All statements made herein concerning the foregoing are qualified in their entirety by reference to said exhibits.

Amendment to the Secured Promissory Notes of Sentra

On October 23, 2007 and October 24, 2007, three noteholders holding an aggregate of $600,000 outstanding principal amounts due to them from the Company extended the maturity date of their outstanding Secured Promissory Notes to January 31, 2008. As additional consideration for the extension, the Company agreed to pay each noteholder one percent of the principal amount of the note held by such noteholder. As of October 26, 2007, the Company had three such Secured Promissory Notes, representing an aggregate principal amount of $600,000 outstanding.

For all the terms and conditions of the Amended and Restated Secured Promissory Notes, reference is hereby made to the form of such Notes annexed hereto as Exhibit 10.17. All statements made herein concerning the foregoing are qualified by reference to said exhibit.

Section 3 - Securities and Trading Markets
Item 3.02. Unregistered Sales of Equity Securities.

Between August 27, 2007 and October 29, 2007, the Company accepted subscriptions for Series A Preferred from 3 accredited investors, for an aggregate of 600 shares of Series A Preferred stock. The purchase price paid to the Company for such shares was $1,000 per share, amounting in the aggregate to $600,000. The Company offered its Series A Preferred pursuant to Section 4(2) of the Securities Act of 1933. Each subscription for shares of Series A Preferred was evidenced by a subscription agreement, in which the subscriber represented to the Company that the subscriber was an accredited investor (as such term is defined under Rule 501 of Regulation D), and the transaction did not involve any form of general solicitation or advertising.

For all the terms and provisions of the Series A Preferred, reference is hereby made to the Certificate of Designation of the Series A Preferred annexed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on August 24, 2007.

Section 5 - Corporate Governance and Management
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth above under Item 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant) regarding the creation of the Series B Preferred is hereby incorporated by reference into this Item 5.03.

Section 9 - Financial Statements and Exhibits
Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of business acquired.    Not applicable
(b) Pro forma financial information.        Not applicable
(c) Exhibits

Exhibit No.	Description

4.4	Certificate of Designation of the Series B Convertible Preferred Stock.

10.12	Amendment to the Letter of Intent between Karat Platinum LLC and Sentra Consulting Corp. dated October 25, 2007.

10.13	Amendment to the Secured Promissory Notes between Karat Platinum LLC and Sentra Consulting Corp. dated October 23, 2007.

10.14	Form of Secured Promissory Notes between Karat Platinum LLC and Sentra Consulting Corp.

10.15	Note between Sentra Consulting Corp. and Bonnie Septimus dated October 8, 2007.

10.16	Form of Amended and Restated Secured Promissory Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2007

SENTRA CONSULTING CORP.

(Registrant)

By:  /s/ Philip Septimus
Name:  Philip Septimus
Title:    President
                                     (Principal Executive, Financial and
                                     Accounting Officer)